Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-30390) and related prospectus of Hvide Marine Incorporated of our report dated February 25, 2000 (except for Note 2, as to which the date is April 13, 2000 and Note 24, as to which the date is April 14, 2000), included in its Annual Report (Form 10-K) for the year ended December 31, 1999, with respect to its consolidated financial statements, as amended on Form 10-K/A, filed with the Securities and Exchange Commission.

Miami, Florida
May 8, 2000